Exhibit 10.1

                      ASSIGNMENT AND ASSUMPTION AGREEMENT


     This Assignment and Assumption Agreement (the "Agreement") is made as of the 7th day of May, 2001, by and between IJOIN, INC., a Delaware corporation ("Assignor"), and Tech-Creations, Inc., a Delaware corporation ("Assignee").

     WHEREAS, the Assignor is a party to (i) that certain Exchange Agreement dated June 5, 2000 among the Assignor, iJoin.com Acquisition Corporation, a corporation organized under the laws of Canada ("iJoin Subsidiary") and holders of the issued and outstanding exchangeable shares of the iJoin Subsidiary and
(ii) that certain Support Agreement dated June 5, 2000 between the Assignor and the iJoin Subsidiary (collectively, the "Assumed Contracts") which Assumed Contracts provide, in part, for delivery of shares of the common stock of the Assignor in exchange for the issued and outstanding exchangeable shares of the iJoin Subsidiary.

     WHEREAS, the Assignor, the Assignee and IJC Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Assignee ("IJC"), have entered into an Agreement and Plan of Merger dated as of April 24, 2001 (as amended from time to time, the "Merger Agreement"), pursuant to which IJC will merge with and into Assignor (the "Merger") and Assignor, as the surviving corporation, shall be a wholly-owned subsidiary of Assignee.

     WHEREAS, Sections 3 of the Assumed Contracts provide that the Assignor shall not enter into any merger transaction unless the terms and provisions of such agreements (including, without limitation, the liability for all monies payable and property deliverable by the Assignor thereunder) are assumed, by operation or law or otherwise, by a successor-in-interest to the Assignor.

     NOW, THEREFORE, for and in consideration of the mutual covenants contained herein and in the Merger Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Assignor and Assignee hereby agree as of the effective date of the Merger:

     1. That Assignor hereby conveys, transfers and assigns to Assignee, and Assignee hereby accepts, subject to the terms and conditions of each Assumed Contract, such conveyance, transfer and assignment, and assumes all of Assignor's right, title, interest, under, in and to, and all of Assignor's obligations, duties and liabilities under each of the Assumed Contracts, complete and true copies of which are attached hereto as Exhibits A and B, including, without limitation, any and all obligations of "Parent," as such term is defined in the Assumed Contracts, to deliver shares of common stock in exchange for the issued and outstanding exchangeable shares of the iJoin Subsidiary.

     2. That, if at any time after the date hereof the parties hereto shall consider or be advised that any further assignments or assurances in law or any other acts are necessary or desirable to (a) vest, perfect or confirm, of record or otherwise, in the Assignee any rights,


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obligations, duties and liabilities of Assignor, as "Parent," under the Assumed
Contracts acquired or to be acquired by the Assignor as a result of, or in connection with, the Merger, or (b) otherwise carry out the purposes of this Agreement, then the parties hereto shall execute and deliver all such proper assignments and assurances in law and shall do all acts necessary or proper, to bind the Assignor to the terms and provisions of such Assumed Contracts and otherwise to carry out the purposes of this Agreement, and the appropriate officers and/or directors of the parties hereto are hereby fully authorized to take any and all such actions.

     3. This Agreement shall be binding on all successors and permitted assigns of the Assignee.

     4. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to a contract executed and performed in such state without giving effect to the conflicts of laws principles thereof, except that if it is necessary in any other jurisdiction to have the law of such other jurisdiction govern this Agreement in order for this Agreement to be effective in any respect, then the laws of such other jurisdiction shall govern this Agreement to such extent.

     5. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

     IN WITNESS WHEREOF, the undersigned have caused this Assignment and Assumption Agreement to be duly executed in their names by a duly authorized officer.

                                       IJOIN, INC., as Assignor



                                       By: /s/ BOB BAGGA
                                          -------------------------------
                                          Name:   Bob Bagga
                                          Title:  Chief Executive Officer


                                       TECH-CREATIONS, INC., as Assignee



                                       By: /s/ WILLIAM H. RAGSDALE
                                          -------------------------------
                                          Name:   William H. Ragsdale
                                          Title:  President




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